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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 28, 2000


                       INVESTORS FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)


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

            DELAWARE                         0-26996                     04-3279817
(State or other jurisdiction of         (Commission file              (I.R.S. Employer
incorporation or organization)              number)                  Identification No.)


 200 CLARENDON STREET, BOSTON, MA                                           02116
(Address of principal executive offices)                                  (Zip Code)
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Registrant's telephone number including area code:  (617) 330-6700


                           NO CHANGE SINCE LAST REPORT
             (Former name or address, if changed since last report)


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Item 5.  OTHER EVENTS.

         On November 28, 2000, Investors Bank & Trust Company ("Buyer"), a wholly-owned subsidiary of Investors Financial Services Corp. (the "Corporation"), entered into a Purchase and Sale Agreement (the "Agreement" see Exhibit 2.1) with The Chase Manhattan Bank ("Seller") pursuant to which Buyer will purchase (the "Acquisition") from Seller substantially all of the assets of the Advisor Custody Unit of the Seller. The Advisor Custody Unit provides institutional custody services to accounts holding approximately $27 billion in assets as of October 31, 2000.

         Buyer will pay to the Seller, in two cash installments, a total purchase price (the "Purchase Price") up to $42 million dollars plus the book value of certain loans to clients which totaled approximately $38 million in outstanding amount as of October 31, 2000. The amount of the second installment will be based on client retention. The terms of the Acquisition, including the Purchase Price, are the result of arm's length negotiations between the representatives of Seller and Buyer.

         The Acquisition is expected to be accounted for as a purchase. Buyer intends to use part of the proceeds from a planned equity offering by the corporation to fund the transaction. Buyer expects the transaction to be accretive to earnings per share beginning in mid-2001 and for the full fiscal year, assuming the successful integration of staff, systems and facilities by mid-2001.

         The Closing of the Acquisition is subject to customary closing conditions and the expiration or early termination of the applicable Hart-Scott-Rodino waiting period. Subject to the satisfaction of the foregoing conditions, Buyer and Seller intend the Closing to occur in the first quarter of 2001.

         Buyer issued a press release regarding the Acquisition on November 29, 2000. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         This Report contains forward-looking statements (statements which are not historical facts). These statements are based upon certain assumptions and estimates which might not be realized. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements are set forth under the heading "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. Factors that may impact the timing of the closing of the Advisor Custody Unit of The Chase Manhattan Bank include the timing of regulatory approvals and satisfaction of closing conditions. Factors that may effect whether and to what extent the acquisition of the Advisor Custody Unit is accretive to earnings include the length of time to



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conversion, the combined Company's ability to retain existing clients and attract new ones, the performance of global financial markets, changes in interest rates, the level of client deposits, the ability of the Company to attract and retain qualified management and personnel, the ability to timely and fully realize anticipated revenues, and the cost and availability of acquisition financing.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  2.1*   Purchase and Sale Agreement between Buyer and Seller

                  99.1   Press Release of the Corporation, dated
                         November 29, 2000.

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* Confidential treatment requested as to certain portions of the document, which portions have been omitted and filed separately with the Securities and Exchange Commission.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       INVESTORS FINANCIAL SERVICES CORP.



                                       By: /s/ Kevin J. Sheehan
                                           ------------------------------------
                                           Kevin J. Sheehan
                                           President, Chief Executive Officer,
                                           and Chairman of the Board



Dated:  December 5, 2000


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                                  EXHIBIT INDEX


           EXHIBIT NO.                    DESCRIPTION

              2.1*        Purchase and Sale Agreement between Buyer and Seller

             99.1         Press Release of the Company, November 29, 2000.

---------------------

* Confidential treatment requested as to certain portions of the document, which portions have been omitted and filed separately with the Securities and Exchange Commission.